AMENDMENT TO AMENDED AND RESTATED
                ADMINISTRATION AGREEMENT DATED SEPTEMBER 7, 2006

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 7th day of September, 2006, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf of WHG Income Opportunity Fund, WHG SMIDCAP Fund, WHG LargeCap Value Fund, WHG Balanced Fund, WHG SmallCap Value Fund, and WHG AllCap Value Fund (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, Westwood Management Corp., adviser of the Fund Complex, shall be referred to as the "ADVISOR."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

         WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment. For purposes of clarification, the new Schedule as set forth in Attachment 1 to this Amendment replaces in its entirety the Schedule added to the Agreement pursuant to the Amendment dated December 19, 2005 by and between the Trust, on behalf of WHG Income Opportunity Fund, WHG SMIDCAP Fund and WHG LargeCap Value Fund and SEI GFS.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

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         5.       BINDING EFFECT.  This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

         THE ADVISORS' INNER CIRCLE FUND,
         ON BEHALF OF WHG INCOME OPPORTUNITY FUND, WHG SMIDCAP FUND, WHG LARGECAP VALUE FUND, WHG BALANCED FUND, WHG SMALLCAP VALUE FUND, AND WHG ALLCAP VALUE FUND

         BY: /S/JAMES NDIAYE
             ----------------------------------------
             Name: James Ndiaye
             Title: VP

         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY: /S/ STEPHEN G. MEYER
             ----------------------------------------
             Name: Stephen G. Meyer
             Title: Executive President


         AGREED TO AND ACCEPTED BY:
         WHG INCOME OPPORTUNITY FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

         AGREED TO AND ACCEPTED BY:
         WHG SMIDCAP FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

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         AGREED TO AND ACCEPTED BY:
         WHG LARGECAP VALUE FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

         AGREED TO AND ACCEPTED BY:
         WHG BALANCED FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

         AGREED TO AND ACCEPTED BY:
         WHG SMALLCAP VALUE FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

         AGREED TO AND ACCEPTED BY:
         WHG ALLCAP VALUE FUND
                  BY: WESTWOOD MANAGEMENT CORP., ITS ADVISOR

         BY: /S/BRIAN O. CASEY
             ----------------------------------------
             Name: Brian O. Casey
             Title: President & CEO

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                                  ATTACHMENT 1

               WHG INCOME OPPORTUNITY FUND, WHG SMIDCAP FUND, WHG
              LARGECAP VALUE FUND, WHG BALANCED FUND, WHG SMALLCAP
               VALUE FUND, AND WHG ALLCAP VALUE FUND SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND,
                    ON BEHALF OF WHG INCOME OPPORTUNITY FUND,
                 WHG SMIDCAP FUND, WHG LARGECAP VALUE FUND, WHG
             BALANCED FUND, WHG SMALLCAP VALUE FUND, AND WHG ALLCAP
                                  VALUE FUND,
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUNDS:            WHG Income Opportunity Fund
                  WHG SMIDCAP Fund
                  WHG LargeCap Value Fund
                  WHG Balanced Fund
                  WHG Smallcap Value Fund
                  WHG Allcap Value Fund

FEES: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:  12.0 basis points on the first $100 million in assets;
                  8.0 basis points on assets between $100 million and $300 million;
                  6.0 basis points on assets between $300 million and $850 million;
                  4.0 basis points on assets greater than $850 million.

                  The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund Complex during the period.

ANNUAL            The Annual Minimum Fee shall be $100,000 per portfolio. In
MINIMUM           addition, the Annual Minimum Fee shall be increased by $15,000
FEE:              for each additional class established after the date hereof.
                  Notwithstanding the foregoing, SEI GFS shall waive $25,000 of the fee for the first year of operations for each additional portfolio launched during the first twenty-four months following the date of this Amendment.

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TERM:             Contract term is three years and may automatically renew for successive terms of one year each unless either party provides notice of non-renewal at least thirty days prior to the end of the current term.

ASSUMPTIONS:      The Fund Complex shall use commercially reasonable efforts to implement TradeNet and Automated Custody Reconciliation with
                  SEI GFS as soon as practicable following the date of this Amendment.

This fee schedule, with stated terms, applies only to the Fund Complex listed above for the first three years following the date of this Amendment. Fees with respect to any additional funds or classes or any extension of this Amendment beyond three years from the date hereof shall be subject to mutual agreement of the parties.